MONTPELLIER GROUP, INC.

(A Development Stage Company)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

31 JULY 2005

Unaudited - Prepared by Management

Set forth below are:

- the unaudited pro forma consolidated balance sheet of Montpellier Group, Inc. ("Montpellier") as at 31 July 2005 assuming the transaction occurred as at 31 July 2005;

- the unaudited pro forma consolidated statements of operations for the year ended 31 October 2004 assuming the transaction occurred at the beginning of the year; and

- the unaudited pro forma consolidated statements of operations for the nine months ended 31 July 2005 assuming the transaction occurred at the beginning of the period

The information presented below is for informational purposes only and is not necessarily indicative of the actual results that would have occurred had the acquisition been consummated as at 31 July 2005 or at the beginning of the respective periods, nor are they necessarily indicative of future operating results of the consolidated companies under the ownership and management of the Company. The unaudited pro forma consolidated financial information should be read in conjunction with the financial statements and related notes.

ON BEHALF OF THE BOARD:

, Director

J Roland Vetter, President & CFO

The accompanying notes are an integral part of these financial statements.

The accompanying notes are an integral part of these financial statements.

The accompanying notes are an integral part of these financial statements.

Montpellier Group, Inc. (A Development Stage Company)
Notes to Unaudited Pro Forma Consolidated Financial Statements
31 July 2005
Expressed in U.S. Funds
Unaudited - Prepared by Management

1.          Proposed Arrangement and Basis of Presentation

The accompanying pro forma consolidated financial statements have been compiled for purposes of inclusion in the 8K filing relating to the acquisition by Montpellier Group, Inc. ("Montpellier") of all of the shares in the capital of International Gold Resources, Inc. ("IGR"), a Nevada company, on August 19, 2005. As consideration, Montpellier issued 5,507,700 common shares.

The pro forma consolidated balance sheet should be read in conjunction with the historical financial statements of each entity. The unaudited balance sheet of Montpellier as at 31 July 2005 and the unaudited balance sheet of IGR as at 31 July 2005 were used in the preparation of the pro forma consolidated balance sheet as at 31 July 2005. The unaudited statements of operations of Montpellier and IGR for the nine months ended 31 July 2005 were used in the preparation of the pro forma consolidated statement of loss for the nine months ended 31 July 2005. For the pro forma consolidated statement of loss for the period ended 31 October 2004 the audited statements of Montpellier for the year ended 31 October 2004 and the audited statements of IGR for the period from inception (16 March 2004) to 31 October 2004 were used.

2.          Pro forma adjustments

The pro forma consolidated balance sheet as at 31 July 2005 has been prepared assuming that the transaction related to the arrangement occurred on 31 July 2005.

The pro forma consolidated financial statements give effect to the acquisition of IGR and the related elimination of the share capital and deficit of IGR.

(a)  Between 1 August and 19 August 2005, IGR has issued 1,040,100 common shares with the total value of $1,040,100. Details are as follows:

- 150,000 common shares were issued for cash proceeds of $150,000

- 200,000 common shares were issued pursuant to mineral properties option agreements. These shares were valued at the estimated fair market value of $1.00 per share

- 690,100 common shares were issued to debt holders as financing bonuses. These shares were valued at the estimated fair market value of $1.00 per share.

(b)  Issuance of 5,507,700 shares by Montpellier to acquire all of the issued and outstanding shares of IGR. Shares are valued at the average cost of shares issued by Montpellier prior to acquisition of IGR, being $0.0002, for the total value of $1,102. The $2,732,313 purchase price discrepancy between the negative net book value of IGR on the date of acquisition and the $1,102 consideration paid by Montpellier, is treated as property acquisition costs. Acquisition costs are immediately written off. Since this is a capital transaction in nature the amount has gone directly to deficit.